Exhibit 4(L)

THIRD AMENDMENT OF
CONSTRUCTION LOAN AGREEMENT

          THIS THIRD AMENDMENT OF CONSTRUCTION LOAN AGREEMENT (“Amendment”) is made this 18th day of September, 2009 by and among ONE EARTH ENERGY, LLC, an Illinois limited liability company (“BORROWER”), FIRST NATIONAL BANK OF OMAHA (“FNBO”), a national banking association headquartered in Omaha, Nebraska as a BANK and as administrative agent for the BANKS (in such capacity, the “ADMINISTRATIVE AGENT”), as accounts bank (in such capacity, the “ACCOUNTS BANK”) and as collateral agent for the BANKS (in such capacity, the “COLLATERAL AGENT”), and the BANKS party to the AGREEMENT. This Amendment amends that certain Construction Loan Agreement dated September 20, 2007 among the AGENT, BANKS and BORROWER (“AGREEMENT”).

          WHEREAS, pursuant to the AGREEMENT and the other LOAN DOCUMENTS, BANKS extended the LOANS and other financial accommodations and extensions of credit described in the AGREEMENT to BORROWER, all as more fully described in the AGREEMENT;

          WHEREAS, pursuant to that certain First Amendment of Construction Loan Agreement dated September 19, 2008, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended from September 19, 2008 to September 18, 2009, the Maintenance Building Land, Tucker Land, Wellsite Lease and Scott Lease were added as collateral for the LOANS and the MORTGAGE was amended accordingly, and the AGREEMENT was otherwise amended as provided for therein;

          WHEREAS, pursuant to that certain Second Amendment of Construction Loan Agreement dated January ___, 2009, the allocation of the TERM LOANS was modified by the addition of the FIXED RATE II TERM LOAN, provisions relating to the Ameren Agreement were added and the AGREEMENT was otherwise amended as provided for therein;

          WHEREAS, BORROWER has requested, and under the terms of this Amendment Banks have agreed, to extend the LOAN TERMINATION DATE of the REVOLVING LOAN from September 18, 2009 to September 17, 2010, to modify the interest rate and non-usage fee applicable to the REVOLVING LOAN, and to otherwise amend the AGREEMENT as provided for in this Amendment; and

          WHEREAS, the parties hereto agree to amend the AGREEMENT as provided for in this Amendment.

          NOW, THEREFORE, in consideration of the amendments of the AGREEMENT set forth below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the AGREEMENT as follows:

          1. Capitalized terms used herein shall have the meaning given to such terms in the AGREEMENT as amended in this Amendment, unless specifically defined herein.

          2. The definition of the term “LOAN TERMINATION DATE” in Section 1.28 of the AGREEMENT is hereby amended by deleting the reference to September 18th, 2009 as the LOAN TERMINATION DATE applicable to the REVOLVING NOTES and inserting in lieu thereof September 17, 2010. Anywhere else in the AGREEMENT which refers to September 18, 2009 as the LOAN TERMINATION DATE of the REVOLVING NOTES is hereby amended consistent with the foregoing. To further evidence the extension of the LOAN TERMINATION DATE of the REVOLVING NOTES and modification of the interest rate applicable thereto provided for below, BORROWER shall execute and deliver to each BANK with a REVOLVING LOAN COMMITMENT AMOUNT a SECOND AMENDED AND RESTATED REVOLVING PROMISSORY NOTE and all references to the REVOLVING NOTES in the AGREEMENT and the other LOAN DOCUMENTS are hereby amended to refer to such SECOND AMENDED AND RESTATED REVOLVING PROMISSORY NOTES.

          3. Section 2.10 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.10 INTEREST ON THE REVOLVING NOTES. Prior to maturity and subject to the incentive pricing provisions contained in Section 2.15 of this AGREEMENT, the REVOLVING NOTES shall bear interest at a rate per annum equal to 3.100% plus the greater of (i) the three month LIBOR RATE or (ii) two percent (2%). The interest rate on the REVOLVING NOTES shall initially be set two (2) EURODOLLAR BUSINESS DAYS prior to the date of the REVOLVING NOTES, and shall adjust on the 8th day of each third month thereafter to the rate calculated above. After the applicable LOAN TERMINATION DATE, whether by acceleration or otherwise, interest shall accrue on the REVOLVING NOTES at a rate equal to the rate calculated above plus six percent (6%).

          4. The definition of the term “INTEREST PERIOD” in Section 1.25 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

1.25 “INTEREST PERIOD” means for the FIXED RATE NOTES, VARIABLE RATE NOTES, CONSTRUCTION NOTES, REVOLVING NOTES and LONG TERM REVOLVING NOTES a period of three (3) months; provided that:

1.25.1 subject to clause 1.25.2 below, any INTEREST PERIOD which would otherwise end on a day which is not a EURODOLLAR BUSINESS DAY shall be extended to the next succeeding EURODOLLAR BUSINESS DAY; and

1.25.2 no INTEREST PERIOD shall extend beyond the LOAN TERMINATION DATE applicable to such NOTE.

          5. The definition of the term “LIBOR RATE” in Section 1.26 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

“LIBOR Rate” means, for each INTEREST PERIOD, the London Interbank Offered Rate for U.S. Dollar Deposits for such INTEREST PERIODS as quoted by the ADMINISTRATIVE AGENT from the Bloomberg Finance, L.P. rate sheets, or any successor thereto, which shall be that rate in effect on the first EURODOLLAR BUSINESS DAY of each calendar month, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate to be reset at the beginning of each succeeding INTEREST PERIOD. The ADMINISTRATIVE AGENT will tell BORROWER the current LIBOR Rate upon BORROWER’s request.

          6. The first sentence of the second paragraph of Section 2.13 of the AGREEMENT is hereby amended by deleting the reference to 35 basis points as the non-usage fee and inserting in lieu thereof 50 basis points.

          7. Effective on the date of this Amendment, FNBO’s obligation to issue new letters of credit for the account of BORROWER is terminated and Section 2.11 of the AGREEMENT is hereby deleted in its entirety; provided, however, that subject to FNBO’s credit review and approval, FNBO may renew any letter of credit issued and outstanding on the date of this Amendment.

          8. This Amendment shall not be effective until the ADMINISTRATIVE AGENT shall have received each of the following (each in form and substance acceptable to the ADMINISTRATIVE AGENT) or the following conditions have been satisfied:

(a).	This Amendment, duly executed by BORROWER and each BANK.

(b).	The SECOND AMENDED AND RESTATED REVOLVING PROMISSORY NOTES, duly executed by BORROWER.

(c).	Such other matters as the ADMINISTRATIVE AGENT may reasonably require.

          9. Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the AGREEMENT and the other LOAN DOCUMENTS shall remain in full force and effect and are hereby ratified and affirmed by BORROWER. To the extent necessary, the other LOAN DOCUMENTS are hereby amended to be consistent with the terms of this Amendment.

          10. BORROWER certifies and reaffirms by its execution hereof that the representations and warranties set forth in the AGREEMENT and the other LOAN DOCUMENTS are true and complete as of this date, and that no EVENT OF DEFAULT under the AGREEMENT or any other LOAN DOCUMENT, and no event which, with the giving of notices or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of execution hereof. This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

ONE EARTH ENERGY, LLC

By:

Title:

FIRST NATIONAL BANK OF OMAHA, in its capacity as a BANK, ADMINISTRATIVE AGENT, COLLATERAL AGENT and ACCOUNTS BANK

By:

Title:

1st FARM CREDIT SERVICES, as a BANK

By:

Title:

TRANSAMERICA LIFE INSURANCE COMPANY, as a BANK

By:

Title:

BUSEY BANK, as a BANK

By:

Title:

CAPITAL FARM CREDIT, as a BANK

By:

Title:

CITIZENS FIRST NATIONAL BANK, as a BANK

By:

Title:

COBANK, as a BANK

By:

Title:

DEERE CREDIT, INC., as a BANK

By:

Title:

FARM CREDIT SERVICES OF AMERICA, as a BANK

By:

Title:

M & I MARSHALL & ISLEY BANK, as a BANK

By:

Title:

QUAD CITY BANK AND TRUST, as a BANK

By:

Title: